TrueBlue Acquires The Work Connection
Strategic Growth Opportunity Expands Light Industrial Business

TACOMA, WA. – Sept. 30, 2013 – TrueBlue, Inc. (NYSE: TBI) announced today it has acquired substantially all of the assets of The Work Connection (TWC), a light industrial staffing provider founded in 1986 with 37 branches located predominately in the Midwest.

TrueBlue CEO Steve Cooper said that TWC’s operations will be merged with those of Spartan Staffing during the fourth quarter of this year to expand TrueBlue’s light industrial service line, adding that it’s a good fit because both companies share a commitment to service, they serve many of the same industries and there is minimal overlap in offices.

“We are excited about the addition of TWC’s talented employees and expertise to TrueBlue,” said Cooper. Cooper also noted that TWC Co-Founder Jeffrey Z. Wold will join TrueBlue as part of the management team.

“TWC has a successful track record of delivering specialized staffing solutions to customers for more than 25 years,” Cooper said. “Light industrial staffing is a core part of our business. This acquisition strategically expands our presence in several key markets and allows us to better serve current customers and attract new ones.”

Cooper expects long-term growth for the blue-collar staffing industry and said TrueBlue will continue to expand through a combination of acquisitions and growth from existing service lines.

“Our strong balance sheet puts us in position to acquire other quality companies,” he said. “We will continue to look for opportunities that will expand our geographic reach and enhance our ability to serve customers’ needs.”

The acquisition of TWC is expected to contribute an additional $90 million in revenue in 2014. The base purchase price for TWC was approximately $20 million, paid in cash. An additional amount was paid to reimburse the Seller for certain working capital adjustments. The transaction was completed today.

About TrueBlue
TrueBlue, Inc. is a leading provider of blue-collar staffing. In 2012, TrueBlue connected approximately 350,000 people to work through the following brands: Labor Ready, Spartan Staffing, CLP Resources, PlaneTechs, and Centerline, and served approximately 140,000 businesses in the retail, service, wholesale, manufacturing, transportation, aviation, and construction industries. TrueBlue, Inc. is headquartered in Tacoma, Wash. For more information, visit TrueBlue’s website at www.trueblue.com.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, such as our ability to successfully complete and integrate The Work Connection and other acquisitions that we may make from time to time. Other examples of such factors can be found in our reports filed with the SEC, including the information under the heading ‘Risk Factors’ in our Annual Report on Form 10-K for the fiscal year ended Dec. 28, 2012 and in our quarterly reports on Form 10-Q subsequently filed. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts
Derrek Gafford, EVP & CFO
253-680-8214

Stacey Burke, VP of Corporate Communications
253-680-8291